EXHIBIT 10.3.2

SECOND AMENDMENT TO LOAN AGREEMENT

        This Second Amendment to Loan Agreement, dated as of April 15, 2003 (“Amendment”), amends the Loan Agreement dated June 16, 2000, as amended by a First Amendment to Loan Agreement dated as of May 28, 2002 (collectively, “Agreement”), both between Bank One, NA, successor to American National Bank and Trust Company of Chicago (“Bank”), Boss Holdings, Inc. and Boss Manufacturing Company (collectively, “Borrowers”).

        The parties agree that the Agreement shall be amended as follows:

        1. The following definition of "Rate Management Transaction" shall be added to Section 1.1 of the Agreement:

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into among either Borrower, the Bank or BANK ONE CORPORATION, or any of its subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

        2. The following language shall be added to the definition of "Borrowers' Liabilities" set forth in Section 1.1 of the Agreement:

The term shall also include, without limitation, all obligations of Borrowers under (i) the Term Promissory Note from Boss Manufacturing Company to Bank dated April 15, 2003 in the face principal amount of $1,040,000, (ii) the Guaranty from Boss Holdings, Inc. to Bank dated as of April 15, 2003 and (iii) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrowers to Bank or Bank One Corporation, or to any of their subsidiaries or affiliates or successors, arising under or in connection with Rate Management Transactions.

        3. The following language shall be added to Section 8.1 of the Agreement, Events of Default, immediately at the end thereof:

(o) Boss Manufacturing Company fails to make any payment of principal or interest due under the Promissory Note to Bank dated April 15, 2003 in the face principal amount of $1,040,000.

(p) An event of default occurs under any document related to any Rate Management Transaction.

        4. The following Section 8.5 shall be added to the Loan Agreement, immediately after Section 8.4:

8.5 Termination of Line of Credit. The expiration or other termination of the Revolving Credit Commitment shall not, absent the occurrence of an Event of Default, constitute an Event of Default under the Promissory Note from Boss Manufacturing Company to Bank dated April 15, 2003 in the face principal amount of $1,040.00.

        5. Except as specifically amended herein the Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Agreement itself, or any communication issued or made pursuant to or with respect to the Agreement, any reference to the Agreement being sufficient to refer to the Agreement as amended hereby. All terms used herein which are defined in the Agreement shall have the same meaning herein as in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BANK ONE, NA	BOSS HOLDINGS, INC.

By: /s/ Stephen F. Cantrell	By: /s/ J. Bruce Lancaster

Its: Assistant Vice President	Its: Executive Vice President

BOSS MANUFACTURING COMPANY

By: /s/ J. Bruce Lancaster

Its: Executive Vice President

        The undersigned Guarantors of the obligations of Borrowers under the Agreement consent to this Second Amendment, acknowledge and agree that the Guaranty Agreement between them and Bank dated as of June 16, 2000 shall remain in full force and effect and apply to the obligations of Borrowers as amended by this Second Amendment. Guarantors further agree that the term "Guaranteed Obligations" as used in the above-described Guaranty Agreement shall mean, among other things, obligations of Borrowers under the Agreement as amended by this Second Amendment.

BOSS MANUFACTURING HOLDINGS, INC.	BOSS BALLOON COMPANY

By: /s/ J. Bruce Lancaster	By: /s/ J. Bruce Lancaster

Its: President	Its: President

Date: April 15, 2003	Date: April 15, 2003

SECOND AMENDMENT TO SECURITY AGREEMENT

        This Second Amendment to Security Agreement, dated as of April 15, 2003 (“Amendment”), amends the Security Agreement dated as of June 16, 2000 as amended by a First Amendment to Security Agreement dated as of May 28, 2002 (collectively, the “Agreement”) between Bank One, NA, successor to American National Bank and Trust Company of Chicago (“Bank”), Boss Holdings, Inc., a Delaware corporation (“BH”), Boss Manufacturing Company, a Delaware corporation (“BMC”) (BH and BMC being each referred to individually as a “Borrower” and collectively as “Borrowers”), Boss Balloon Company, an Illinois corporation (“BBC”) and Boss Manufacturing Holdings, Inc., a Delaware corporation (“BMH”) (BBC and BMH are each referred to herein as a “Guarantor” and collectively as the “Guarantors”).

        The parties agree that the Agreement shall be amended as follows:

        1. Section 2.2 of the Agreement shall be deleted in its entirety, and the following Section 2.2 shall be substituted in its place:

2.2 Security for the Obligations. The foregoing grant is made and given to secure, and shall secure, the prompt payment and performance when due of (i) the Borrowers’ Liabilities to Bank under the Loan Agreement, as amended by the Second Amendment to Loan Agreement between Bank, BH and BMC dated as of April 15, 2003; (ii) any and all indebtedness, obligations and liabilities of the Debtors, and of any of them individually, to the Bank, whether now existing or hereafter arising, under any guaranty of any of the Borrowers’ Liabilities; (iii) any and all liabilities of the Debtors and of any of them individually to the Bank under any of the Other Agreements; (iv) any obligations of Boss Holdings, Inc. and Boss Manufacturing Company under lease documents from Boss Holdings, Inc. and Boss Manufacturing Company, as lessees, to Bank One Leasing, as lessor, and all documents executed in connection therewith; and (v) all expenses and charges, legal or otherwise, suffered or incurred by Bank, in collecting or enforcing any of such indebtedness obligations and liabilities or in relying on or protecting or preserving any security therefore, including, without limitation, the Lien and security interest granted hereby, (all of such indebtedness, obligations, liabilities, expenses and charges described above being hereinafter referred to as the “Obligations”). Notwithstanding anything in this Security Agreement to the contrary, the right of recovery against BBC under this Agreement shall not exceed $1.00 less than the lowest amount which would render such obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

        2. Except as specifically amended herein the Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Agreement itself, or any communication issued or made pursuant to or with respect to the Agreement, any reference to the Agreement being sufficient to refer to the Agreement as amended hereby. All terms used herein which are defined in the Agreement shall have the same meaning herein as in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, this Amendment shall control.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BANK ONE, NA	BOSS HOLDINGS, INC.

By: /s/ Stephen F. Cantrell	By: /s/ J. Bruce Lancaster

Its: Assistant Vice President	Its: Executive Vice President

BOSS MANUFACTURING COMPANY	BOSS BALLOON COMPANY

By: /s/ J. Bruce Lancaster	By: /s/ J. Bruce Lancaster

Its: Executive Vice President	Its: President

BOSS MANUFACTURING HOLDINGS, INC.

By: /s/ J. Bruce Lancaster

Its: President